Registration No. 33-
         As filed with the Securities and Exchange Commission on , 1995
=============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                        TEXAS UTILITIES ELECTRIC COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Texas                                  75-1837355
 (State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                             TU ELECTRIC CAPITAL III
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 Delaware                             To Be Applied For
 (State of incorporation or organization)  (I.R.S. Employer Identification No.)

                                1601 Bryan Street
                               Dallas, Texas 75201
                                 (214) 812-4600
    (Address,     including zip code, and telephone number, including area code, of registrant's principal executive offices)


ROBERT A. WOOLDRIDGE, Esq.                     PETER B. TINKHAM
     Worsham, Forsythe                Texas Utilities Electric Company
   & Wooldridge, L.L.P.                           Secretary
     1601 Bryan Street                       1601 Bryan Street
   Dallas, Texas  75201                     Dallas, Texas  75201
      (214) 979-3000                           (214) 812-4600

                            ROBERT J. REGER, JR., Esq
                                Reid & Priest LLP
                               40 West 57th Street
                            New York, New York 10019
                                 (212) 603-2000


        (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS,
                  INCLUDING AREA CODES, OF AGENTS FOR SERVICE)
                      ------------------------------------


       It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                             STEPHEN K. WAITE, Esq.
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                          New York, New York 10004-1490
                                 (212) 858-1000
                      ------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------


                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                             AMOUNT     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF                  TO BE      OFFERING PRICE
   SECURITIES TO BE REGISTERED             REGISTERED      PER UNIT(1)
-------------------------------------------------------------------------------
TU ELECTRIC CAPITAL III CUMULATIVE
QUARTERLY INCOME PREFERRED
SECURITIES........................          8,000,000        $25.00
-------------------------------------------------------------------------------
TEXAS UTILITIES ELECTRIC COMPANY
GUARANTEE AND OTHER OBLIGATIONS WITH
RESPECT TO TU ELECTRIC CAPITAL III
CUMULATIVE QUARTERLY INCOME PREFERRED
SECURITIES(3)
-------------------------------------------------------------------------------
TEXAS UTILITIES ELECTRIC COMPANY
JUNIOR SUBORDINATED DEBENTURES,
SERIES C(4).......................
==============================================================================
                                           PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF             AGGREGATE OFFERING      AMOUNT OF
    SECURITIES TO BE REGISTERED              PRICE(1)(2)       REGISTRATION FEE
 -----------------------------------------------------------------------------
 TU ELECTRIC CAPITAL III CUMULATIVE
 QUARTERLY INCOME PREFERRED
 SECURITIES.......................          $200,000,000         $40,000
 ------------------------------------------------------------------------------
 TEXAS UTILITIES ELECTRIC COMPANY
 GUARANTEE AND OTHER OBLIGATIONS WITH
 RESPECT TO TU ELECTRIC CAPITAL III
 CUMULATIVE QUARTERLY INCOME PREFERRED
 SECURITIES(3)
 ------------------------------------------------------------------------------
 TEXAS UTILITIES ELECTRIC COMPANY
 JUNIOR SUBORDINATED DEBENTURES,
 SERIES C(4).......................

===============================================================================
(1)   ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.
(2)   EXCLUSIVE OF ACCRUED DISTRIBUTIONS, IF ANY.
(3) NO SEPARATE CONSIDERATION WILL BE RECEIVED FOR THE TEXAS UTILITIES ELECTRIC COMPANY GUARANTEE AND SUCH OTHER OBLIGATIONS.
(4) THE JUNIOR SUBORDINATED DEBENTURES WILL BE PURCHASED BY TU ELECTRIC CAPITAL III WITH THE PROCEEDS OF THE SALE OF THE QUIPS. NO SEPARATE CONSIDERATION WILL BE RECEIVED FOR THE JUNIOR SUBORDINATED DEBENTURES.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                  SUBJECT TO COMPLETION, DATED NOVEMBER , 1995

                             TU ELECTRIC CAPITAL III
                     % CUMULATIVE QUARTERLY INCOME PREFERRED
                               SECURITIES (QUIPS*)
                    (LIQUIDATION PREFERENCE $25.00 PER UNIT)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY


                        TEXAS UTILITIES ELECTRIC COMPANY

     The __% Cumulative Quarterly Income Preferred Securities (QUIPS) offered hereby are being issued by and represent undivided preferred beneficial interests in TU Electric Capital III (TU Electric Capital), a statutory business trust formed under the laws of the State of Delaware. Texas Utilities Electric Company (Company), a Texas corporation, is the owner of the undivided common beneficial interests in the assets of TU Electric Capital (Common Securities, together with the QUIPS herein referred to as the Trust Securities). The Bank of New York and The Bank of New York (Delaware) are the Property Trustee and the Delaware Trustee, respectively, and three individuals who are employees of the Company or its affiliates are the Administrative Trustees of TU Electric Capital. TU Electric Capital exists for the sole purpose of issuing its trust interests (including the QUIPS) and investing the proceeds thereof in % Junior Subordinated Debentures, Series C, Due , issued by the Company (Junior
Subordinated Debentures) in an aggregate principal amount equal to the aggregate liquidation preference of the Trust Securities. The QUIPS will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See DESCRIPTION OF THE QUIPS -- "Subordination of Common Securities."

                                            (cover continued on following page)

     SEE RISK FACTORS, BEGINNING ON PAGE 6, FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE QUIPS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF DISTRIBUTIONS ON THE QUIPS MAY BE DEFERRED AND CERTAIN RELATED FEDERAL INCOME TAX CONSEQUENCES.

                            ------------------------


             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
            BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE
            SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------


                         INITIAL PUBLIC   UNDERWRITING         PROCEEDS TO
                         OFFERING PRICE   COMMISSION(1)        COMPANY(2)(3)
Per Unit of QUIPS......       $                       (2)          $
Total..................       $                       (2)


     (1) TU Electric Capital and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See UNDERWRITING.
     (2) In view of the fact that the entire proceeds of the sale of the QUIPS will be used to purchase the Junior Subordinated Debentures, the Underwriting Agreement provides that the Company will pay to the Underwriters, as compensation for their arranging the investment therein of such proceeds, $ per unit of QUIPS (or $ in the aggregate). See UNDERWRITING.
     (3) Expenses of the offering, which are payable by the Company, are estimated to be $445,000.

     The QUIPS offered hereby are offered severally by the Underwriters, as specified herein, and subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the QUIPS will be made only in book-entry form through the facilities of DTC on or about , 1995.


                              GOLDMAN, SACHS & CO.

                            ------------------------


                     The date of this Prospectus is , 1995.
--------
*Registered Service Mark of Goldman, Sachs & Co.

(cover continued)

     Holders of the QUIPS will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year, commencing , 199_, at the per annum rate of % of the liquidation preference amount thereof. Interest on the Junior Subordinated Debentures is the sole source of income for TU Electric Capital from which payment of distributions on the QUIPS can be made. The Company has the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period thereon at any time for up to 20 consecutive quarters (each such extended payment period, an Extension Period), provided that the aggregate interest payment period, as so extended, may not exceed 20 consecutive quarterly interest payment periods or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect a new Extension Period, subject to the above requirements.

     If interest payments are so deferred, distributions on the QUIPS will also be deferred to such extent. During an Extension Period, distributions will continue to accrue, and Holders of QUIPS will be required to accrue income for United States federal income tax purposes. Cash distributions in arrears will bear interest thereon at the per annum rate of % (to the extent permitted by applicable law), compounded quarterly. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Option to Extend Interest Payment Period" and CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES -- "Original Issue Discount." During an Extension Period, the Company may not declare or pay dividends on (other than dividends paid in shares of Common Stock of the Company) or redeem or acquire, any of its capital stock, redeem any indebtedness that is pari passu with the Junior Subordinated Debentures or make any guarantee payment with respect to the foregoing. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, other Debt Securities (as defined herein) or on any similar securities will apply to all such securities and will also apply to distributions with respect to the QUIPS and all other securities with terms substantially the same as the QUIPS. Based upon the Company's current financial condition and, in light of the restriction on payment of dividends on the Company's securities during an Extension Period, the Company believes that an extension of a distribution payment period on the QUIPS is currently unlikely and has no current intention to cause such an extension. See DESCRIPTION OF THE QUIPS -- "Distributions."

     The payment of distributions out of moneys held by TU Electric Capital and payments on liquidation of TU Electric Capital or the redemption of QUIPS, as set forth below, are guaranteed by the Company to the extent TU Electric Capital has sufficient funds available to make such payments (Guarantee). See DESCRIPTION OF THE GUARANTEE. If the Company fails to make interest payments on the Junior Subordinated Debentures held by TU Electric Capital, TU Electric Capital will have insufficient funds to pay distributions on the QUIPS. The Guarantee does not cover payment of distributions when TU Electric Capital does not have sufficient funds to pay such distributions. In such event, the Holders of QUIPS would be required to rely on enforcement of the rights of TU Electric Capital under the Junior Subordinated Debentures held by TU Electric Capital. The Company's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company except any liabilities that may be made pari passu expressly by their terms. The Company may organize trusts similar to TU Electric Capital for the purpose of issuing securities similar to the QUIPS. It is expected that junior subordinated debentures or other Debt Securities of the Company that are pari passu with the Junior Subordinated Debentures will be issued in connection with the issuance of any such securities. Any extension period with respect to any such junior subordinated debentures of the Company will apply to the Junior Subordinated Debentures, any other Debt Securities, any similar securities, the QUIPS and any securities substantially the same as the QUIPS.

     The QUIPS are subject to mandatory redemption upon repayment of the Junior Subordinated Debentures at maturity or upon their earlier redemption. See DESCRIPTION OF THE QUIPS -- "Redemption Procedures." The Company will have the option at any time on or after upon not less than 45 days' notice, to redeem the Junior Subordinated Debentures, in whole or in part. The Company also will have the right at any time, upon the occurrence of a Tax Event (as defined herein), to cause the termination of TU Electric Capital and, in connection therewith, after satisfaction of creditors of TU Electric Capital, if any, to distribute Junior Subordinated Debentures to the Holders of QUIPS or, under certain circumstances, to redeem, in whole or in part, the Junior Subordinated Debentures. Any redemption of the QUIPS and the Common Securities by TU Electric Capital will be, upon not less than 30 days' nor more than 60 days' notice to the Holders thereof, in amounts having an aggregate liquidation preference equal to the aggregate principal of Junior Subordinated Debentures to be redeemed at a redemption price of 100% of such liquidation preference amount, plus accrued and unpaid distributions and interest thereon, if any, to the redemption date. Each class of the Trust Securities will be redeemed in proportion to the percentage they represent of all the Trust Securities. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Optional Redemption."

     The Junior Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company. As of September 30, 1995, the Company had approximately $7.5 billion of principal amount of indebtedness for borrowed money and capital lease obligations constituting Senior Indebtedness (as defined herein). See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Subordination" and DESCRIPTION OF THE QUIPS.

     In the event of the liquidation of TU Electric Capital, the Holders of the Trust Securities will be entitled to receive Junior Subordinated Debentures in an aggregate principal amount of $25 for each security or, in certain circumstances, a liquidation preference of $25 for each security, plus accrued and unpaid distributions thereon to the date of payment, subject to certain limitations. See DESCRIPTION OF THE QUIPS -- "Liquidation Distribution upon Dissolution."

     Application  will be made to list the QUIPS on the New York Stock  Exchange
(NYSE).
                                  - ii -

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (1934 Act), are incorporated herein by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 1994 (1994 10-K).

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

          3. Current Reports on Form 8-K, dated October 17, 1995 and October 26, 1995.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO PETER B. TINKHAM, SECRETARY, TEXAS UTILITIES ELECTRIC COMPANY, 1601 BRYAN STREET, DALLAS, TEXAS 75201, TELEPHONE NUMBER (214) 812-4600.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Certain depositary shares representing shares of cumulative preferred stock of the Company are listed on the NYSE, where reports and other information concerning the Company may be inspected.

     Securityholders of the Company may obtain, upon request, copies of an Annual Report on Form 10-K containing financial statements as of the end of the most recent fiscal year audited and reported upon (with an opinion expressed) by independent auditors.

     No separate financial statements of TU Electric Capital are included herein. The Company considers that such financial statements would not be material to Holders of the QUIPS because the Company is a reporting company under the Exchange Act and TU Electric Capital has no independent operations, but exists for the sole purpose of issuing the Trust Securities and holding as trust assets the Junior Subordinated Debentures.

     TU Electric Capital will not file separate reports under the 1934 Act. The obligations of the Company under the Junior Subordinated Debentures to pay principal and interest, and the obligations of the Company under the Junior Subordinated Debentures and pursuant to the Trust Agreement to pay amounts equal to all expenses of TU Electric Capital, together with the Guarantee and the rights of the Holders of QUIPS to directly enforce the Company's obligations with respect to the Junior Subordinated Debentures, constitute a full and unconditional guarantee by the Company of payments due on the QUIPS. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Additional Interest" and DESCRIPTION OF THE GUARANTEE -- "Events of Default."

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained herein and should be read in conjunction with such information contained elsewhere in this Prospectus and is subject to and qualified by reference to such information. Capitalized terms used herein have the respective meanings ascribed to them elsewhere in this Prospectus.

THE COMPANY

     The Company was incorporated under the laws of Texas in 1982 and is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy wholly within the state of Texas. The principal executive offices of the Company are located at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; and the telephone number is (214) 812-4600.

TU ELECTRIC CAPITAL

     TU Electric Capital is a Delaware statutory business trust formed for the exclusive purposes of (i) issuing the QUIPS and Common Securities representing undivided beneficial interests in the assets of TU Electric Capital, (ii) holding as trust assets the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Upon issuance of the QUIPS, the Holders thereof will own all of the issued and outstanding QUIPS. The Company has agreed to acquire Common Securities in an amount equal to at least 3% of the total capital of TU Electric Capital and will own all of the issued and outstanding Common Securities.

DESCRIPTION OF QUIPS

     The QUIPS are undivided preferred beneficial interests in the assets of TU Electric Capital and will have a preference, under certain circumstances, with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the trust interests represented by the Common Securities issued by TU Electric Capital.

     Holders of the QUIPS will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year, commencing , 199 , at the per annum rate of % of the liquidation preference amount thereof to the persons in whose names the QUIPS are registered at the close of business on the relevant record dates. Such distributions will originally accrue from, and include, the Closing Date and will accrue to, and include, the first distribution payment date, and thereafter will accrue from, and exclude, the last distribution payment date through which distributions have been paid. In the event that any date on which a distribution is payable on the QUIPS is not a Business Day (as defined herein), then such distribution will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     TU Electric Capital will hold Junior Subordinated Debentures in an aggregate principal amount equal to the liquidation preference of the Trust Securities. The Junior Subordinated Debentures are unsecured subordinated debt securities issued under an Indenture dated as of December 1, 1995, between the Company and The Bank of New York, as Trustee (Indenture). TU Electric Capital will use interest payments on the Junior Subordinated Debentures to make distributions on the QUIPS. The Junior Subordinated Debentures will be subordinate to all Senior Indebtedness of the Company but are senior to all capital stock of the Company.

     The Company has the right to defer payments of interest on the Junior Subordinated Debentures during Extension Periods of up to 20 consecutive quarters, provided that no single distribution payment period, as extended, may exceed 20 consecutive quarterly interest payment periods or extend beyond the maturity of the Junior Subordinated Debentures. Distributions on the QUIPS will accrue with interest, compounded quarterly, but will not be payable, during an Extension Period. The Company may prepay at any time all or any portion of the interest  accrued during an Extension  Period.  Based upon the Company's current financial condition and, in light of the restriction on payment of dividends during an Extension Period, the Company believes that an extension of a distribution payment period on the QUIPS is unlikely and has no current intention to extend such a distribution payment period. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may elect another Extension Period. The Company will give TU Electric Capital and the Debenture Trustee notice of its election of an Extension Period prior to the earlier of (i) one Business Day prior to the record date for the distribution  which  would  occur  but for  such  election  or (ii) the date the
Company is required to give notice to the NYSE or other applicable self-regulatory organization of such record date and will cause the Trust to send notice of such election to the Holders of QUIPS.

     If and to the extent the Company makes interest payments on the Junior Subordinated Debentures deposited in TU Electric Capital as trust assets, the Property Trustee is obligated to make distributions promptly on the QUIPS. The payment of distributions on the QUIPS and payments on liquidation of TU Electric Capital and the redemption of QUIPS are guaranteed by the Company if and to the extent that TU Electric Capital has funds available therefor.

     The Junior Subordinated Debentures are redeemable, in whole or in part, on or after , or at any time upon the occurrence of a Tax Event, at the option of the Company. Upon redemption of the Junior Subordinated Debentures, the QUIPS will be redeemed.

     Upon the occurrence and during the continuation of a Tax Event arising from a change in law or a change in legal interpretation or other specified circumstance, TU Electric Capital shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below and subject to certain other limited exceptions, be terminated, with the result that after the satisfaction of creditors of TU Electric Capital, if any, the Junior Subordinated Debentures will be distributed to the Holders of the QUIPS and the Common Securities on a pro rata basis, in lieu of any cash distribution. In the case of a Tax Event, the Company will have the right in certain circumstances to redeem the Junior Subordinated Debentures at any time, in which event TU Electric Capital will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed. If the Junior Subordinated Debentures are distributed to the Holders of the QUIPS, the Company will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the QUIPS are then listed. See DESCRIPTION OF THE QUIPS -- "Tax Event Redemption or Distribution."

     The Company will guarantee payment, where applicable, of accrued and unpaid distributions, the redemption price and amounts due upon liquidation, to the extent TU Electric Capital has funds available therefor.

     The Trust Agreement (as defined herein) provides that the Company shall pay for all debts and obli- gations (other than with respect to the Trust Securities) and all costs and expenses of TU Electric Capital, including any taxes and all costs and expenses with respect thereto, to which TU Electric Capital may become subject, except for United States withholding taxes.

     No Sinking Fund will be established for the benefit of the QUIPS.

                                  RISK FACTORS

     Prospective purchasers of QUIPS should carefully consider the following risk factors with respect to the QUIPS:

DEPENDENCE OF TU ELECTRIC CAPITAL ON THE COMPANY FOR FUNDS; SUBORDINATION OF GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES

     The ability of TU Electric Capital to pay amounts due on the QUIPS is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

     The Company's obligations under the Guarantee are subordinated and junior in right of payment to all other liabilities of the Company, except any liabilities  that  may  be  made  pari  passu  expressly  by  their  terms.  The obligations of the Company under the Junior Subordinated Debentures are subordinated and junior in right of payment to Senior Indebtedness of the Company. As of September 30, 1995, Senior Indebtedness of the Company aggregated approximately $7.5 billion. There are no terms of the QUIPS, the Junior Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that would rank senior to the Junior Subordinated Debentures and the Guarantee. See DESCRIPTION OF THE GUARANTEE -- "Status of the Guarantee" and DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Subordination."

PAYMENT DELAY UPON EXERCISE OF OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company has the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures, for a period not exceeding 20 consecutive quarters. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select an additional Extension Period, subject to the requirements described herein. During any such Extension Period, quarterly distributions on the QUIPS would be deferred (but would continue to accrue with interest thereon compounded quarterly) by TU Electric Capital. In the event that the Company exercises this right, during the Extension Period the Company may not declare or pay dividends or distributions (other than dividends or distributions in Common Stock of the Company) on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of its capital stock, redeem any indebtedness that is pari passu with the Junior Subordinated Debentures or make any guarantee payment with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and that such extended interest payment period may not extend beyond the maturity date of the Junior Subordinated Debentures. Any extension period with respect to payment of interest on the Junior Subordinated Debentures, other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the QUIPS and all other securities with terms substantially the same as the QUIPS. If the Company should determine to exercise its extension right in the future, the market price of the QUIPS is likely to be affected. Based upon the Company's current financial condition and, in light of the restriction on payment of dividends during an Extension Period, TU Electric Capital and the Company believe that such an extension of an interest payment period on the Junior Subordinated Debentures is unlikely to occur. See DESCRIPTION OF THE QUIPS -- "Distributions" and DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Option to Extend Interest Payment Period."

ADVERSE TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIOD; OID

     Because the Company has the right to extend the interest payment period for the Junior Subordinated Debentures, the Junior Subordinated Debentures will be treated as having been issued with OID for United States federal income tax purposes. As a result, Holders of QUIPS will be required to include in their gross income distributions with respect to the QUIPS as they accrue, rather than when they are paid, regardless of the Holders' regular method of accounting. OID on the QUIPS will be treated as interest and will generally be equal to the amount of stated distributions accruing on the QUIPS each year. During an Extension Period, a Holder of QUIPS that is subject to United States federal income tax would be required to continue to include in gross income an amount of OID in respect of the distributions accruing on the QUIPS for United States federal income tax purposes in advance of the receipt of cash regardless of such Holder's regular method of accounting. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES -- "Original Issue Discount." A Holder that disposed of its QUIPS prior to the record date for the payment of interest at the end of an Extension Period would not receive cash from TU Electric Capital related to such interest because the accrued distributions related to such interest will be paid to the Holder of record on such record date, regardless of who the Holder of record may have been on other dates during the Extension Period. In addition, as a result of the Company's right to extend the interest payment period, the market price of the QUIPS may be more volatile than debt instruments with OID which do not afford the issuer such a right. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES -- "Original Issue Discount."

     RIGHTS UNDER THE GUARANTEE; LIMITATION AS TO FUNDS AVAILABLE TO TU ELECTRIC CAPITAL

     The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (Trust Indenture Act). The Bank of New York will act as indenture trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act (Guarantee Trustee). The Bank of New York will also act as trustee for the Junior Subordinated Debentures and will hold the Guarantee for the benefit of the Holders of the QUIPS.

     The Guarantee guarantees to the Holders of the QUIPS the payment (but not the collection) of (i) any accrued and unpaid distributions required to be paid on the QUIPS, to the extent TU Electric Capital has funds available therefor,
(ii) the redemption price, including all accrued and unpaid distributions, with respect to QUIPS called for redemption by the Issuer, to the extent TU Electric Capital has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of TU Electric Capital (other than in connection with a redemption of all of the QUIPS), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid distributions on the QUIPS to the date of payment and (b) the amount of assets of TU Electric Capital remaining available for distribution to Holders of the QUIPS in liquidation of TU Electric Capital. The Holders of a majority in liquidation preference of the QUIPS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Company were to default on its obligations under the Junior Subordinated Debentures, TU Electric Capital would lack available  funds  for  the  payment  of  distributions  or  amounts  payable  on redemption of the QUIPS or otherwise, and in such event Holders of the QUIPS would not be able to rely upon the Guarantee for payment of such amounts. Instead, Holders of the QUIPS would be required to rely on the enforcement by the Property Trustee of its rights, as registered Holder of the Junior Subordinated Debentures, against the Company pursuant to the terms of the Junior Subordinated Debentures. See DESCRIPTION OF THE GUARANTEE -- "Status of the Guarantee" and DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Subordination" herein. The Trust Agreement pursuant to which TU Electric Capital has been formed provides that each Holder of QUIPS by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

     The QUIPS are subject to mandatory redemption upon repayment of the Junior Subordinated Debentures at maturity or upon their earlier redemption. See DESCRIPTION OF THE QUIPS -- "Redemption Procedures." The Company will have the option at any time on or after upon not less than 45 days' notice, to redeem the Junior Subordinated Debentures, in whole or in part.

TAX EVENT REDEMPTION OR DISTRIBUTION; POTENTIAL ADVERSE EFFECT ON MARKET PRICE

     Upon the occurrence of a Tax Event, the Company shall cause the termination of TU Electric Capital and, in connection therewith, after satisfaction of creditors of TU Electric Capital, if any, distribute Junior Subordinated Debentures to the Holders of Trust Securities; provided that, under certain circumstances the Company shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, in which event TU Electric Capital will redeem the QUIPS. There can be no assurance as to the market prices for the Junior Subordinated Debentures which may be distributed in exchange for QUIPS if a termination and liquidation of TU Electric Capital were to occur. Accordingly, such Junior Subordinated Debentures could, if distributed, trade at a discount to the price of the QUIPS exchanged. See DESCRIPTION OF THE QUIPS -- "Tax Event Redemption or Distribution" and CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

NO ESTABLISHED TRADING MARKET FOR QUIPS

     The QUIPS constitute a new issue of securities with no established trading market. While the Company will apply to list the QUIPS on the NYSE, a minimum of 400 beneficial holders and 1,000,000 outstanding securities is required for listing a new class of securities on the NYSE. Accordingly, no assurance can be given as to the liquidity of, or the development and maintenance of trading markets for, the QUIPS. See LISTING AND TRADING OF QUIPS.

UNDERWRITER MARKET ACTIVITY; NO ASSURANCE AS TO ACTIVE MARKET

     The Underwriters currently plan to make a market in the QUIPS. However, there can be no assurance that the Underwriters will engage in such activities or that any active market in the QUIPS will develop or be maintained.

TRADING PRICE; POTENTIAL ADVERSE INCOME TAX EFFECT

     The QUIPS may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A Holder that disposes of QUIPS between record dates for payments of distributions thereon will be required to include in his or her income accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition, and to add such amount to such Holder's adjusted tax basis in his or her pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the Holder's adjusted tax basis (which will include, in the form of OID, all accrued and unpaid interest), a Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES -- "Original Issue Discount" and "Sale, Exchange and Retirement of the QUIPS."

QUIPS HAVE NO VOTING RIGHTS

     Subject to the Company's right to extend payment as described under DESCRIPTION OF THE QUIPS -- "Distributions," Holders will have the right to receive distributions as and when due but will have only limited voting rights, exercisable only in the event of a proposed change in the terms of the QUIPS. See DESCRIPTION OF THE QUIPS -- "Voting Rights."

                                   THE COMPANY


         The Company was incorporated under the laws of the State of Texas in 1982 and has perpetual existence under the provisions of the Texas Business Corporation Act. The Company is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy wholly within the State of Texas. The principal executive offices of the Company are located at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; the telephone number is
(214) 812-4600.

         The Company is the principal subsidiary of Texas Utilities Company (Texas Utilities). The other electric utility subsidiary of Texas Utilities is Southwestern Electric Service Company, which is engaged in the purchase, transmission, distribution and sale of electric energy in ten counties in the eastern and central parts of Texas with a population estimated at 125,000. Texas Utilities also has five other subsidiaries which perform specialized functions within the Texas Utilities Company System: Texas Utilities Fuel Company owns a natural gas pipeline system, acquires, stores and delivers fuel gas and provides other fuel services at cost for the generation of electric energy by the Company; Texas Utilities Mining Company owns, leases and operates fuel production facilities for the surface mining and recovery of lignite at cost for the generation of electric energy by the Company; Texas Utilities Properties Inc. owns, leases and manages real and personal properties; Texas Utilities Communications Inc. was recently organized to provide access to advanced telecommunications technology, primarily for the System Companies' expected expanding energy service business in the future; and Texas Utilities Services Inc. provides financial, accounting, information technology, personnel, procurement and other administrative services at cost.

         The Company's service area covers the north central, eastern and western parts of Texas, with a population estimated at 5,730,000 -- about one-third of the population of Texas. Electric service is provided in 91 counties and 372 incorporated municipalities, including Dallas, Fort Worth, Arlington, Irving, Plano, Waco, Mesquite, Grand Prairie, Wichita Falls, Odessa, Midland, Carrollton, Tyler, Richardson and Killeen. The area is a diversified commercial and industrial center with substantial banking, insurance, communications, electronics, aerospace, petrochemical and specialized steel manufacturing, and automotive and aircraft assembly. The territory served includes major portions of the oil and gas fields in the Permian Basin and East Texas, as well as substantial farming and ranching sections of the State. It also includes the Dallas-Fort Worth International Airport and the Alliance Airport.

                               TU ELECTRIC CAPITAL

         TU Electric Capital is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as depositor for TU Electric Capital, and the Property Trustee and the Delaware Trustee and the Administrative Trustees (each as defined herein) of such trust (Original Trust Agreement) and (ii) the filing of a certificate of trust with the Delaware Secretary of State on October __, 1995. Such trust agreement will be amended and restated in its entirety (as so amended and restated, the Trust Agreement) substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. TU Electric Capital exists for the exclusive purposes of (i) issuing Trust Securities representing undivided beneficial interests in the assets of TU Electric Capital, (ii) holding the Junior Subordinated Debentures as trust assets and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the QUIPS, except that upon the occurrence and continuance of a default under the Trust Agreement, the rights of the Holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the Holders of the QUIPS. The Company will acquire Common Securities having an aggregate liquidation preference amount equal to 3% of the total capital of TU Electric Capital. TU Electric Capital has a term of approximately 40 years, but may terminate earlier as provided in the Trust Agreement. TU Electric Capital's business and affairs will be conducted by the Administrative Trustees (as defined herein). The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of TU Electric Capital is c/o Texas Utilities Electric Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.

                          SUMMARY FINANCIAL INFORMATION

              (Thousands of Dollars, Except Ratios and Percentages)

     The following material, which is presented herein solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the other information appearing in this Prospectus, including the Incorporated Documents. In the opinion of the Company, all adjustments (constituting only normal recurring accruals) necessary for a fair statement of the results of operations for the twelve months ended September 30, 1995, have been made.


                                                                                 Twelve Months Ended
                                         ----------------------------------------------------------------------------


                                                                   December 31,                                      September 30,
                                         ------------------------------------------------------------                    1995
                                          1990         1991          1992          1993                1994           (Unaudited)
                                        ---------     --------      --------     ---------       -------------      -------------

Income statement data:
  Operating Revenues.................    $4,540,915    $4,891,522  $4,906,695   $5,409,156       $5,613,175         $5,545,186
  Net Income (Loss)(a)...............       964,276     (289,173)     821,123      476,526          658,192            408,083
  Ratio of Earnings to
   Fixed Charges (a)(b)..............          2.54          0.34        2.48         2.00             2.45               1.92
  Ratio of Earnings to
   Fixed Charges and
   Preferred Dividends (a)(b)........          2.13          0.27        2.08         1.62             2.03               1.62




                                                                                 Adjusted(c)
                                              Outstanding at                     -----------
                                            September 30, 1995   Amount            Percent
                                            ------------------   ------            -------
Capitalization (Unaudited):
  Long-term Debt............................       $07,234,493  $07,252,959        50.9%
  Preferred Stock
    Not subject to mandatory redemption.....           855,869      374,044
    Subject to mandatory redemption.........           275,645      275,645
                                                    ----------   ----------

      Total Preferred Stock.................         1,131,514      649,689         4.6
Company Obligated Mandatorily Redeemable
    Preferred Securities of Trusts (d)......          -             481,825         3.4
Common Stock Equity.........................         5,849,891    5,849,891        41.1
                                                    ----------  -----------       ------

  Total Capitalization......................       $14,215,898  $14,234,364       100.0%
                                                   ===========  ===========       =====


------------------
     (a) The net loss for the twelve-month period ended December 31, 1991 was due primarily to the recognition of a charge against earnings, representing a provision for regulatory disallowances and for fuel gas costs disallowed in the Company's Docket 9300 rate case. Additionally, the twelve month periods ended December 31, 1990, December 31, 1991 and December 31, 1992 were affected by the discontinuation of the accrual of allowance for funds used during construction (AFUDC) and the commencement of depreciation on approximately $1.3 billion of investment in Unit 1 of the Comanche Peak nuclear generating station (Comanche Peak) and facilities which are common to Comanche Peak Units 1 and 2 incurred after the end of the June 30, 1989 test year and, therefore, not included in the Company's Docket 9300 rate case. Effective January 1992, the Company began recording base rate revenue for energy sold but not billed to achieve a better matching of revenues and expenses. The effect of this change in accounting increased net income for the twelve months ended December 31, 1992, by approximately $102 million, of which approximately $80 million represents the cumulative effect of the change in accounting at January 1, 1992. The twelve-month period ended December 31, 1993 was affected by the recording of regulatory disallowances in Docket 11735 (See the 1994 10-K.). The twelve month period ended September 30, 1995 was affected by the impairment of several nonperforming assets. (See the Company's Current Report on Form 8-K dated October 17, 1995).
     (b) The Company's earnings were inadequate to cover its fixed charges and its fixed charges and preferred dividends for the twelve month period ended December 31, 1991. The deficiencies in such coverage were $499,062,000 and $706,809,000, respectively. The computations of the ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends do not include interest payments made by affiliated companies on senior notes, which are recovered currently through the fuel component of rates.
     (c) To give effect to (1) this transaction, (2) the consummation of pending offers by the Company to exchange for preferred securities plus cash or for cash only 19,273,000 outstanding depositary shares of the Company, assuming that 8,000,000 of such depositary shares are validly tendered and accepted by the Company for cash only and 11,273,000 of such depositary shares are validly tendered and accepted by the Company for exchange for preferred securities, (3) the prepayment in October 1995 of $175,534,049 of long-term debt, (4) the redemption in November 1995 of $6,000,000 of First Mortgage Bonds and
          (5) the proposed sale of $200,000,000 of Medium-Term Notes in November 1995 pursuant to a program established in October 1995. Adjusted amounts do not reflect any possible future sales from time to time by TU Electric of up to an additional $100,000,000 of Medium-Term Notes, $350,000,000 principal amount of First Mortgage Bonds and $25,000,000 of the Company's cumulative preferred stock (Preferred Stock), for which registration statements are effective pursuant to Rule 415 under the Securities Act of 1933 (1933 Act).
     (d) The sole assets of such trusts consist of junior subordinated debentures of the Company in principal amounts, and having other payment terms, corresponding to the securities issued by such trusts.

                                RATE PROCEEDINGS

     In July 1994, the Company filed a petition in the 200th Judicial District Court of Travis County, Texas to seek judicial review of the final order of the Public Utility Commission of Texas (PUC) granting a $449 million, or 9.0%, rate increase in connection with the Company's January 1993 rate increase request of $760 million, or 15.3% (Docket 11735). Other parties to the PUC proceedings also filed appeals with respect to various portions of the order. The Company is unable to predict the outcome of such appeals.

     The PUC's final order (Order) in connection with the Company's January 1990 rate increase request (Docket 9300) was reviewed by the 250th Judicial District Court of Travis County, Texas (District Court) and thereafter was appealed to the Court of Appeals for the Third District of Texas (Court of Appeals). In June 1994, the Court of Appeals affirmed a prudence disallowance of $472 million provided for in the Order with respect to the Company's Comanche Peak nuclear generating station (Comanche Peak), reversed and remanded the portion of the District Court's judgment that had affirmed a disallowance of $25 million relating to the Company's reacquisitions of the minority owner interests in Comanche Peak nuclear fuel, and affirmed the District Court's remand of the remainder of the disallowance of $884 million relating to the reacquisitions of such minority owner interests. Therefore, the Court of Appeals remanded an aggregate of $909 million of disallowances with respect to the Company's reacquisitions of minority owner interests in Comanche Peak to the PUC for reconsideration and ordered that such reconsideration be on the basis of a prudent investment standard.

     In addition, the Court of Appeals reversed the District Court's finding that the PUC erred in ordering a refund of $2.5 million with respect to certain fuel gas costs. Also, the Court of Appeals specified that, on remand, the PUC will be required to re-evaluate the appropriate level of the Company's construction work in progress included in rate base in light of its financial condition at the time of the initial hearing and to reconsider whether the $442 million revenue increase provided for in the PUC's final order remains the benchmark in light of this reexamination.

     The Court of Appeals also ruled in the appeal of the Company's Docket 9300 rate case that prior court rulings required that the tax benefits generated by costs, including capital costs, not allowed in rates, must be used to reduce rates charged to customers, reversing the District Court's decision. The Company believes that such ruling is erroneous and not consistent with the Texas Public Utility Regulatory Act. The Company contended that, according to a Private Letter Ruling issued to the Company by the Internal Revenue Service (IRS) with respect to investment tax credits, such ratemaking treatment, to the extent related to property classified for tax purposes as public utility property, would result in a violation of the normalization rules under the Internal Revenue Code of 1986, as amended. In September 1995, the IRS issued another Private Letter Ruling to the Company, which ruled that such ratemaking treatment would also violate the normalization rules applicable to depreciation. Violation of the normalization rules would result in a significant adverse effect on the Company's results of operation and liquidity. If there are normalization violations, the Company will forfeit its investment tax credits that remain unamortized as of the date of the violation, and will also forfeit the ability to take advantage of accelerated tax depreciation in years to which the violative order relates. This could result in payments to the IRS of up to $1.3 billion. The Company disagrees with certain portions of the decision of the Court of Appeals, including specifically its decision with respect to federal income taxes, and has filed an appeal to the Supreme Court of Texas. Other parties have also filed appeals of this decision to the Supreme Court of Texas. The Company cannot predict whether such appeals will be accepted by the Supreme Court of Texas and cannot predict the outcome of any such appeals or any resulting reconsideration of these issues on remand by the PUC.

     In April 1995, in an appeal of a rate case involving another utility, the Supreme Court of Texas held that the PUC has considerable discretion in determining the fair share of consolidated tax savings to be allocated to a utility and, accordingly, is not required to include losses of unregulated affiliates in determining such fair share. The Supreme Court of Texas also held that the PUC could not use the tax benefits generated by disallowed expenses to reduce rates.

                                 USE OF PROCEEDS

     The proceeds to be received by TU Electric Capital from the sale of the QUIPS will be used to purchase Junior Subordinated Debentures of the Company. The proceeds of such purchase will be applied by the Company for general corporate purposes, which may include the acquisition of outstanding securities of the Company.


                            DESCRIPTION OF THE QUIPS

     TU Electric Capital was authorized and created by the Original Trust Agreement. The QUIPS and the Common Securities will be created pursuant to the terms of the Trust Agreement. The QUIPS represent undivided beneficial interests in the assets of TU Electric Capital and entitle the Holders thereof to a preference over the Common Securities in certain circumstances with respect to distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the Trust Agreement. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference. The Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     GENERAL

     All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the QUIPS based on the liquidation preference of the Trust Securities, except as described under "Subordination of Common Securities." (Section 4.03) The Junior Subordinated Debentures will be owned by TU Electric Capital and held by the Property Trustee in trust for the benefit of the Holders of the Trust Securities. (Section 2.09). The Guarantee is a full and unconditional guarantee with respect to the QUIPS but does not guarantee payment of distributions or amounts payable on redemption or liquidation of the QUIPS when TU Electric Capital does not have funds available to make such payments.

     DISTRIBUTIONS

     The distributions payable on the QUIPS will be fixed at a rate per annum of % of the stated liquidation preference amount thereof. The term "distributions" as used herein includes interest payable on overdue distributions, unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. (Section 4.01(b)).

     Distributions on the QUIPS will be cumulative, will accrue from the date of initial issuance thereof, and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing
           , 199 , except as otherwise described below. Such distributions will originally accrue from, and include, the date of initial issuance and will accrue to, and include, the first distribution payment date, and thereafter will accrue from, and exclude, the last distribution payment date through which distributions have been paid. In the event that any date on which distributions are otherwise payable on the QUIPS is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are otherwise payable in accordance with the foregoing, a distribution payment date). (Section 4.01(a)). A Business Day is used herein to mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business.

     It is anticipated that the income of TU Electric Capital available for distribution to the Holders of the QUIPS will be limited to payments on the Junior Subordinated Debentures for which TU Electric Capital will exchange the QUIPS and the Common Securities. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES. If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay distributions on the QUIPS. The payment of distributions (if and to the extent TU Electric Capital has sufficient funds available for the payment of such distributions) is guaranteed on a limited basis by the Company as set forth herein under DESCRIPTION OF THE GUARANTEE.

     Distributions on the QUIPS will be payable to the Holders thereof as they appear on the register of TU Electric Capital on the relevant record dates, which is 15 days prior to the relevant distribution payment date or if such date is not a Business Day, the next succeeding Business Day. (Section 4.01(d)).

     The Company has the right under the Indenture pursuant to which it will issue the Junior Subordinated Debentures to extend the interest payment period from time to time on the Junior Subordinated Debentures to a period not exceeding 20 consecutive quarters, with the consequence that quarterly distributions on the QUIPS would be deferred (but would continue to accrue with interest payable on unpaid distributions at the rate per annum set forth above, compounded quarterly) by TU Electric Capital during any such Extension Period. In the event that the Company exercises this right, during such period the Company may not declare or pay any dividend or distribution on (other than dividends paid in shares of Common Stock of the Company), or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing or redeem any indebtedness that is pari passu with the Junior Subordinated Debentures. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, or any extended interest payment period in respect of other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the QUIPS and all other securities with terms substantially the same as the QUIPS. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new extended interest payment period, subject to the foregoing requirements. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Interest" and "Option to Extend Interest Payment Period." The Holders of QUIPS do not have a right to appoint a special representative in the event that the Company defers interest on the Junior Subordinated Debentures.

     REDEMPTION OF QUIPS

     The Junior Subordinated Debentures will mature on __________, and the Company has the right to redeem the Junior Subordinated Debentures in whole or in part on or after________, or earlier in certain circumstances upon the occurrence of a Tax Event, subject to the conditions described under DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Optional Redemption."

     Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of Trust Securities, upon not less than 30 nor more than 60 days' notice, at the redemption price plus accrued and unpaid distributions. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Optional Redemption."

     Like Amount means (i) with respect to a redemption of Trust Securities, QUIPS and Common Securities, each in amounts having a liquidation value equal to the proportion all such securities have to the liquidation value of all the Trust Securities, together having an aggregate liquidation value equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which are to be used to pay the redemption price plus accrued and unpaid distributions of such Trust Securities and (ii) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with a liquidation of TU Electric Capital upon the occurrence of a Tax Event or the bankruptcy, termination or liquidation of TU Electric Capital, Junior Subordinated Debentures having a principal amount equal to the liquidation value of the Trust Securities of the Holders to which such Junior Subordinated Debentures are distributed.

     TAX EVENT REDEMPTION OR DISTRIBUTION

     If at any time, a Tax Event shall occur and be continuing, TU Electric Capital shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be terminated with the result that, after satisfaction of creditors of TU Electric Capital, if any, Junior Subordinated Debentures in a Like Amount of the QUIPS and the Common Securities would be distributed on a pro rata basis to the Holders of the QUIPS and the Common Securities in liquidation of such Holders' interests in TU Electrical Capital, within 90 days following the occurrence of such Tax Event; provided, however, that as a condition of such termination and distribution, the Administrative Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (No Recognition Opinion), which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the Holders of the QUIPS will not recognize any gain or loss for United States federal income tax purposes as a result of such termination and distribution of Junior Subordinated Debentures; and, provided, further, that, if at the time there is available to TU Electric Capital the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on TU Electric Capital or the Company or the Holders of the QUIPS, TU Electric Capital will pursue such measure in lieu of termination. Furthermore, if (i) the Administrative Trustees have received an opinion of nationally recognized independent tax counsel experienced in such matters (Redemption Tax Opinion) that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes even if the Junior Subordinated Debentures were distributed to the Holders of QUIPS and Common Securities in liquidation of such Holders' interests in TU Electric Capital as described above or (ii) the Administrative Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to TU Electric Capital, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption QUIPS and Common Securities with an aggregate liquidation preference amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by TU Electric Capital at the Redemption Price on a pro rata basis, provided, however, that if at the time there is available to the Company or the Administrative Trustees the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on TU Electric Capital, the Company or the Holders of the QUIPS, the Company will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Junior Subordinated Debentures while the Administrative Trustees on behalf of TU Electric Capital are pursuing any such ministerial action. The Common Securities will be redeemed on a pro rata basis with the QUIPS, except that if an Event of Default under the Trust Agreement has occurred and is continuing, the QUIPS will have a priority over the Common Securities with respect to payment of the Redemption Price.

     "Tax Event" means the receipt by TU Electric Capital of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an Administrative Action), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the QUIPS, there is more than an insubstantial risk that
(i) TU Electric Capital is, or will be, subject to United States federal income tax with respect to interest received on the Junior Subordinated Debentures,
(ii) interest payable by the Company on the Junior Subordinated Debentures is not, or will not be, fully deductible for United States federal income tax purposes, or (iii) TU Electric Capital is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     On the date fixed for any distribution of Junior Subordinated Debentures, upon termination of TU Electric Capital (i) the QUIPS and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing QUIPS will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the stated liquidation preference amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such QUIPS until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for QUIPS if a termination and liquidation of TU Electric Capital were to occur. Accordingly, the Junior Subordinated Debentures which the investor may subsequently receive on termination and liquidation of TU Electric Capital, may trade at a discount to the price of the QUIPS exchanged. If the Junior Subordinated Debentures are distributed to the Holders of QUIPS upon the dissolution of the Company, the Company will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the QUIPS are then listed.

     REDEMPTION PROCEDURES

     The Company may not redeem fewer than all the Junior Subordinated Debentures and TU Electric Capital may not redeem fewer than all the outstanding QUIPS unless all accrued and unpaid distributions have been paid on all QUIPS for all quarterly distribution periods terminating on or prior to the date of redemption or if a partial redemption of the QUIPS would result in the delisting of the QUIPS by any national securities exchange on which the QUIPS are then listed.

     QUIPS redeemed on each redemption date shall be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the QUIPS shall be made and the redemption price plus accrued and unpaid distributions shall be deemed payable on each date selected for redemption (Redemption Date) only to the extent that TU Electric Capital has funds available for the payment of such redemption price plus accrued and unpaid distributions. (Section 4.02(c)). See also "Subordination of Common Securities."

     If TU Electric Capital gives a notice of redemption in respect of QUIPS (which notice will be irrevocable), then, on or before the Redemption Date, TU Electric Capital will irrevocably deposit with the paying agent for the QUIPS funds sufficient to pay the applicable redemption price plus accrued and unpaid distributions and will give such paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the Holders thereof upon surrender of their certificates evidencing QUIPS. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any QUIPS called for redemption shall be payable to the Holders of such QUIPS on the relevant record dates for the related distribution payment dates. If notice of redemption shall have been given and funds deposited as required, then on the Redemption Date, all rights of Holders of such QUIPS so called for redemption will cease, except the right of the Holders of such QUIPS to receive the redemption price plus accrued and unpaid distributions, but without interest thereon, and such QUIPS will cease to be outstanding. In the event that any date fixed for redemption of QUIPS is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the redemption price plus accrued and unpaid distributions in respect of QUIPS called for redemption is improperly withheld or refused and not paid either by TU Electric Capital or by the Company pursuant to the Guarantee described herein under DESCRIPTION OF THE GUARANTEE, distributions on such QUIPS will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company may at any time and from time to time purchase outstanding QUIPS by tender, in the open market or by private agreement.

     If less than all the Trust Securities are to be redeemed on a Redemption Date, then the aggregate liquidation preference of such securities to be redeemed shall be allocated on a pro rata basis to the Common Securities and the QUIPS. The particular QUIPS to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding QUIPS not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of QUIPS in liquidation preference amounts equal to $25 or integral multiples thereof. The Property Trustee shall promptly notify the security registrar in writing of the QUIPS selected for redemption and, in the case of any QUIPS selected for partial redemption, the liquidation preference amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of QUIPS shall relate, in the case of any QUIPS redeemed or to be redeemed only in part, to the portion of the liquidation preference amount of QUIPS that has been or is to be redeemed. (Section 4.02(f)).

     SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption price plus accrued and unpaid distributions of, the Trust Securities, shall be made pro rata based on the liquidation preference of the Trust Securities; provided, however, that if on any distribution payment date or Redemption Date a default (as described below, see "Events of Default; Notice") under the Trust Agreement shall have occurred and be continuing, no payment of any Distribution on, or redemption price plus accrued and unpaid distributions of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding QUIPS for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price plus accrued and unpaid distributions, the full amount of such redemption price plus accrued and unpaid distributions on all outstanding QUIPS, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or redemption price plus accrued and unpaid distributions of, QUIPS then due and payable. (Section 4.03(a)).

     In the case of any default under the Trust Agreement resulting from an Event of Default under the Indenture, the Holder of Common Securities will be deemed to have waived any such default under the Trust Agreement until the effect of all such Defaults with respect to the QUIPS have been cured, waived or otherwise eliminated. Until any such default under such Trust Agreement with respect to the QUIPS has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the QUIPS and not the Holders of the Common Securities, and only Holders of QUIPS will have the right to direct the Property Trustee to act on their behalf. (Section 4.03(b)).

     LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to the Trust Agreement, TU Electric Capital shall terminate and shall be liquidated by the Property Trustee on the first to occur of: (i) December 31, [ ], the expiration of the term of TU Electric Capital; (ii) the bankruptcy, dissolution or liquidation of the Company; (iii) the occurrence of a Tax Event; and (iv) the redemption of all of the QUIPS. (Sections 9.01 and 9.02).

     If an early termination occurs as described in clause (ii) and (iii) above, TU Electric Capital shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate by adequately providing for the satisfaction of liabilities of creditors, if any, and by distributing to each Holder of QUIPS and Common Securities a Like Amount of Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such Holders will be entitled to receive, out of the assets of TU Electric Capital available for distribution to Holders after adequate provision, as determined by the Property Trustee, has been made for the satisfaction of liabilities of creditors, if any, an amount equal to, in the case of Holders of QUIPS, the aggregate liquidation preference of the QUIPS plus accrued and unpaid distributions thereon to the date of payment (such amount being the Liquidation Distribution). If such Liquidation Distribution can be paid only in part because TU Electric Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by TU Electric Capital on the QUIPS shall be paid on a pro rata basis. The Company as Holder of the Common Securities, will be entitled to receive distributions upon any such termination pro rata with the Holders of the QUIPS, except that if default has occurred and is continuing under the Trust Agreement, the QUIPS shall have a preference over the Common Securities. (Sections 9.04(a) and 9.04(d)).

     EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an Event of Default under the Trust Agreement (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of an Event of Default as defined in Section 801 of the Indenture (see DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Events of Default"); or

         (ii) default by the TU Electric Capital in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (iii) default by the TU Electric Capital in the payment of any redemption price, plus accrued and unpaid distributions, of any Trust Security when it becomes due and payable; or

         (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Property Trustee in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Property Trustee by the Holders of QUIPS having at least 10% of the total liquidation preference amount of the outstanding QUIPS a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default thereunder; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee;

     Within five Business Days after the occurrence of any Event of Default, the Property Trustee shall transmit to the Holders of Trust Securities and the Company notice of any such Event of Default actually known to the Property Trustee, unless such Event of Default shall have been cured or waived.

     Unless an Event of Default shall have occurred and be continuing, the Property Trustee may be removed at any time by act of the Holder of the Common Securities. If an Event of Default has occurred and is continuing, the Property Trustee may be removed at such time by act of the Holders of QUIPS having a majority of the liquidation preference of the QUIPS. No resignation or removal of the Property Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Property Trustee in accordance with the provisions of the Trust Agreement. (Section 8.10).

     If an Event of Default described above has not occurred solely by reason of the requirement that time lapse or notice be given, and is continuing, the QUIPS shall have a preference over the Common Securities upon termination of TU Electric Capital as described above. See "Liquidation Distribution upon Termination."

     MERGER OR CONSOLIDATION OF THE PROPERTY TRUSTEE OR THE DELAWARE TRUSTEE

     Any entity into which the Property Trustee or the Delaware Trustee may be merged or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, shall be the successor to the Property Trustee or the Delaware Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.
(Section 8.12).

     BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company (DTC) will act as securities depositary for the QUIPS. The QUIPS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global QUIPS certificates, representing the total aggregate number of QUIPS, will be issued and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants (Participants) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (Direct Participants). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly (Indirect Participants). The rules applicable to DTC and its Direct Participants and Indirect Participants (together, Participants) are on file with the Commission.

     Purchases of QUIPS within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security (Beneficial Owner) is in turn to be recorded on the Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants through which the Beneficial Owners purchased QUIPS. Transfers of ownership interests in the QUIPS are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the QUIPS, except in the event that use of the book-entry system for the QUIPS is discontinued.

     To facilitate subsequent transfers, all the QUIPS deposited by Direct Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of QUIPS with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the QUIPS; DTC's records reflect only the identity of the Direct Participants to whose accounts such QUIPS are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the QUIPS are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Although voting with respect to the QUIPS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to QUIPS. Under its usual procedures, DTC would mail an Omnibus Proxy to TU Electric Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the QUIPS are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and TU Electric Capital believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in TU Electric Capital.

     Distribution payments on the QUIPS will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, TU Electric Capital or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of TU Electric Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants.

     Except as provided herein, a Beneficial Owner will not be entitled to receive physical delivery of QUIPS. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the QUIPS.

     DTC may discontinue providing its services as securities depositary with respect to the QUIPS at any time by giving reasonable notice to TU Electric Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, QUIPS certificates are required to be printed and delivered. Additionally, the Administrative Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the QUIPS. In that event, certificates for the QUIPS will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and TU Electric Capital believe to be reliable, but neither the Company nor TU Electric Capital takes responsibility for the accuracy thereof.

     VOTING RIGHTS

     Holders of Trust Securities shall be entitled to one vote for each $25 in liquidation preferences represented by their Trust Securities in respect of any matter as to which such Holders of Trust Securities are entitled to vote. Except as described below and under "Amendments to the Trust Agreement," and under DESCRIPTION OF THE GUARANTEE -- "Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the Holders of the QUIPS will have no voting rights. (Section 6.01(a)).

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default which is waivable under Section 6.01 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of QUIPS having of at least 66 2/3% of the liquidation preference amount of the outstanding QUIPS; provided, however, that where a consent under the Indenture would require the consent of each Holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each Holder of QUIPS. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the QUIPS. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Trust Agreement to the fullest extent permitted by law, a Holder of QUIPS may, after such Holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all Holders of the QUIPS of any notice of default received from the Debenture Trustee. In addition to obtaining the foregoing approvals of the Holders of the QUIPS, prior to taking any of the foregoing actions, the Property Trustee shall receive an opinion of counsel experienced in such matters to the effect that TU Electric Capital will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action. (Section 6.01(b)).

     Any required approval of Holders of QUIPS may be given at a separate meeting of Holders of QUIPS convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of QUIPS are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be given to each Holder of QUIPS in the manner set forth in the Trust Agreement.
(Section 6.02).

     No vote or consent of the Holders of QUIPS will be required for TU Electric Capital to redeem and cancel QUIPS in accordance with the Trust Agreement.

     Notwithstanding that Holders of QUIPS are entitled to vote or consent under any of the circumstances described above, any of the QUIPS that are owned by the Company, the Property Trustee or any affiliate of the Company or the Property Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Holders of the QUIPS will have no rights to appoint or remove the Administrative Trustees, who may be appointed, removed or replaced solely by the Company as the Holder of the Common Securities.

     AMENDMENTS

     The Trust Agreement may be amended from time to time by TU Electric Capital (on approval of a majority of the Administrative Trustees) and the Company, without the consent of any Holders of Trust Securities, (i) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, provided, however, that any such amendment shall not adversely affect in any material respect the interests of any Holder of Trust Securities or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that TU Electric Capital will not be classified for United States federal income tax purposes as an association taxable as a corporation at any time that any Trust Securities are outstanding or to ensure TU Electric Capital's exemption from the status of an "investment company" under the Investment Company Act of 1940, as amended; provided, however, that, except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Holder of Trust Securities and, in the case of clause (i), any amendments of the Trust Agreement shall become effective when notice thereof is given to the Holders of Trust Securities.

     Except as provided below, any provision of the Trust Agreement may be amended by the Trustees and the Company with (i) the consent of Holders of Trust Securities representing not less than a majority in liquidation preference of the Trust Securities then outstanding and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause TU Electric Capital to be classified for federal income tax purposes as an association taxable as a corporation or affect TU Electric Capital's exemption from status of an "investment company" under the Investment Company Act of 1940, as amended.

     Without the consent of each affected Holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any distribution with respect to the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     CO-TRUSTEES AND SEPARATE TRUSTEE

     Unless an Event of Default under the Trust Agreement shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the Holder of the Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Company, as Depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If the Company, as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.09).

     FORM, EXCHANGE, AND TRANSFER

     The QUIPS will be issuable only in fully registered form in units having a liquidation preference amount of $25 and any integral multiple thereof.

     At the option of the Holder, subject to the terms of the Trust Agreement, QUIPS will be exchangeable for other QUIPS of the same series, of any authorized denomination and of like tenor and aggregate liquidation preference.

     Subject to the terms of the Trust Agreement, QUIPS may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company may designate itself the Security Registrar. No service charge will be made for any registration of transfer or exchange of QUIPS, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the QUIPS.

     TU Electric Capital will not be required to (i) issue, register the transfer of, or exchange any QUIPS during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption of any QUIPS called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any QUIPS so selected for redemption, in whole or in part, except the unredeemed portion of any such QUIPS being redeemed in part.

     REGISTRAR AND TRANSFER AGENT

     Texas Utilities Services Inc. will act as registrar and transfer agent for the QUIPS.

     Registration of transfers of QUIPS will be effected without charge by or on behalf of TU Electric Capital, but upon payment (with the giving of such indemnity as TU Electric Capital or the Company may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

     TU Electric Capital will not be required to register or cause to be registered any transfer of QUIPS after they have been called for redemption except the unredeemed portion of any QUIPS being redeemed in part.

     CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee is trustee under the Company's Mortgage and Deed of Trust with respect to substantially all the properties of the Company, which secures the Company's first mortgage bonds. The Company maintains deposit accounts and conducts other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee also acts as the Guarantee Trustee under the Guarantee and the Debenture Trustee under the Indenture.

     MISCELLANEOUS

     Application will be made to list the QUIPS on the New York Stock Exchange.

     The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of TU Electric Capital and will maintain a payment account with respect to the Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act. See "Events of Default; Notice." The Administrative Trustees will administer the day to day operations of TU Electric Capital. See "Voting Rights."

     The Administrative Trustees are authorized and directed to conduct the affairs of TU Electric Capital and to operate TU Electric Capital so that TU Electric Capital will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the Holders of the QUIPS.

     Holders of the QUIPS have no preemptive rights.


                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the Holders from time to time of QUIPS. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as Guarantee Trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the Holders of the QUIPS.

     GENERAL

     The Company will fully and unconditionally agree, to the extent set forth herein, to pay the Guarantee Payments (as defined herein) in full to the Holders of the QUIPS (except to the extent paid by or on behalf of TU Electric Capital), as and when due, regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The following payments with respect to the QUIPS, to the extent not paid by or on behalf of TU Electric Capital (Guarantee Payments), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions required to be paid on the QUIPS, to the extent TU Electric Capital has funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions, with respect to any QUIPS called for redemption by TU Electric Capital (redemption price plus accrued and unpaid distributions), to the extent TU Electric Capital has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of TU Electric Capital (other than in connection with a redemption of all of the QUIPS), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid distributions on the QUIPS to the date of payment and (b) the amount of assets of TU Electric Capital remaining available for distribution to Holders of QUIPS in liquidation of TU Electric Capital. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the Holders of QUIPS or by causing TU Electric Capital to pay such amounts to such Holders.

     The Guarantee will be a guarantee with respect to the QUIPS issued by TU Electric Capital from the time of issuance of the QUIPS, but will not apply to
(i) any payment of distributions if and to the extent that TU Electric Capital does not have funds available to make such payments, or (ii) collection of payment. If the Company does not make interest payments on the Junior Subordinated Debentures held by TU Electric Capital, TU Electric Capital will not have funds available to pay distributions on the QUIPS. The Guarantee will rank subordinate and junior in right of payment to all liabilities of the Company (except those made pari passu by their terms). See "Status of the Guarantee."

     AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of Holders of QUIPS (in which case no vote will be required), the terms of the Guarantee may be changed only with the prior approval of the Holders of QUIPS having at least 66 2/3% of the liquidation preference amount of the outstanding QUIPS. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Holders of the QUIPS then outstanding.

     EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder. The Holders of QUIPS having a majority of the liquidation preference of the QUIPS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     If the Guarantee Trustee fails to enforce the Guarantee, any Holder of QUIPS may, enforce the Guarantee, institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against TU Electric Capital, the Guarantee Trustee or any other person or entity.

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

     The Company will also be required to file annually with the Guarantee Trustee an officer's certificate as to the Company's compliance with all conditions under the Guarantee.

     INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default by the Company in performance of the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any Holder of QUIPS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. See DESCRIPTION OF THE QUIPS -- "Concerning the Property Trustee."

     TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price plus accrued and unpaid distributions of all QUIPS, the distribution of Junior Subordinated Debentures to Holders of QUIPS in exchange for all of the QUIPS or full payment of the amounts payable upon liquidation of TU Electric Capital. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of QUIPS must restore payment of any sums paid under the QUIPS or the Guarantee.

     STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all liabilities of the Company (except liabilities that may be made pari passu by their terms),
(ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The Trust Agreement provides that each Holder of QUIPS by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity).

     GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Junior Subordinated Debentures which TU Electric Capital will hold as trust assets. The following description does not purport to be complete and is qualified in its entirety by reference to the description in the Indenture between the Company and the Trustee with respect to the Junior Subordinated Debentures (Debenture Trustee), which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture unless otherwise noted.

     The Indenture provides for the issuance of debentures (including the Junior Subordinated Debentures), notes or other evidence of indebtedness by the Company (each a Debt Security) in an unlimited amount from time to time. The Junior Subordinated Debentures constitute a separate series under the Indenture.

     GENERAL

     The Junior Subordinated Debentures will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the QUIPS and the consideration paid by the Company for the Common Securities. The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company which rank junior to all of the Company's Senior Indebtedness.

     The entire outstanding principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as defined herein), if any, on
         , . The amounts payable as principal and interest on the Junior Subordinated Debentures will be sufficient to provide for payment of distributions payable on the Trust Securities.

     If Junior Subordinated Debentures are distributed to Holders of QUIPS in a termination of TU Electric Capital, such Junior Subordinated Debentures will be issued in fully registered certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of Junior Subordinated Debenture will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment in full of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Debenture Trustee.

     OPTIONAL REDEMPTION

     On or after , the Company will have the right, at any time and from time to time, to redeem the Junior Subordinated Debentures, in whole or in part, at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, together with any accrued but unpaid interest, including Additional Interest, if any, to the redemption date.

    If a Tax Event shall occur and be continuing, the Company shall have the right to redeem the Junior Subordinated Debentures in whole or in part, at a redemption price plus accrued and unpaid distributions equal to 100% of the principal amount of Junior Subordinated Debentures then outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date.

     For so long as TU Electric Capital is the Holder of all the outstanding Junior Subordinated Debentures, the proceeds of any such redemption will be used by TU Electric Capital to redeem QUIPS and Common Securities in accordance with their terms. The Company may not redeem less than all the Junior Subordinated Debentures unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all outstanding Junior Subordinated Debentures for all quarterly interest periods terminating on or prior to the date of redemption.

     Any optional redemption of Junior Subordinated Debentures shall be made upon not less than 30 nor more than 60 days' notice from the Debenture Trustee to the Holders of Junior Subordinated Debentures, as provided in the Indenture. All notices of redemption shall state the redemption date, the redemption price plus accrued and unpaid distributions, if less than all the Junior Subordinated Debentures are to be redeemed, the identification of those to be redeemed and the portion of the principal amount of any Junior Subordinated Debentures to be redeemed in part; that on the redemption date, subject to the Trustee's receipt of the redemption monies, the redemption price plus accrued and unpaid distributions will become due and payable upon each such Junior Subordinated Debentures to be redeemed and that interest thereon will cease to accrue on and after said date; and the place or places where such Securities are to be surrendered for payment of the redemption price plus accrued and unpaid distributions.

     INTEREST

     The Junior Subordinated Debentures shall bear interest at the rate of % per annum. Such interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an Interest Payment Date), commencing , 199 , to the person in whose name each Junior Subordinated Debenture is registered, by the close of business on the Business Day 15 days preceding such Interest Payment Date. It is anticipated that TU Electric Capital will be the sole Holder of the Junior Subordinated Debentures.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed (Section 310). In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable (Section 113).

     OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company shall have the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures to a period not exceeding 20 consecutive quarters during which period interest will be compounded quarterly. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Junior Subordinated Debentures compounded quarterly, to the extent permitted by applicable law). However, during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in Common Stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any indebtedness that is pari passu with the Junior Subordinated Debentures, or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters at any one time or extend beyond the maturity date of the Junior Subordinated Debentures. Any extension period with respect to payment of interest on the Junior Subordinated Debentures, other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the QUIPS and all other securities with terms substantially the same as the QUIPS. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give TU Electric Capital and the Debenture Trustee notice of its election of an Extension Period prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to the NYSE or other applicable self-regulatory organization of the record date and will cause the Trust to send notice of such election to the Holders of QUIPS.

     ADDITIONAL INTEREST

     So long as any QUIPS remain outstanding, if TU Electric Capital shall be required to pay, with respect to its income derived from the interest payments on the Junior Subordinated Debentures any amounts for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as interest on such Junior Subordinated Debentures such additional interest (Additional Interest) as may be necessary in order that the net amounts received and retained by TU Electric Capital after the payment of such taxes, duties, assessments or governmental charges shall result in the TU Electric Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

     DEFEASANCE

     The principal amount of any series of Debt Securities issued under the Indenture will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Debenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the Junior Subordinated Debentures, Government Obligations (as defined herein), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Debenture Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series that are outstanding. For this purpose, Government Obligations, include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

     It is possible that for federal income tax purposes any deposit contemplated in the preceding paragraph could be treated as a taxable exchange of the Junior Subordinated Debentures outstanding for an issue of obligations of TU Electric Capital or a direct interest in the cash and securities held by TU Electric Capital. In that case, Holders of the Junior Subordinated Debentures outstanding would recognize a gain or loss for federal income tax purposes, as if their share of TU Electric Capital obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Junior Subordinated Debentures. In addition, such Holders thereafter would be required to include in income a share of the income, gain or loss of TU Electric Capital. The amount so required to be included in income could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

     SUBORDINATION

     The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of the Company as provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), or interest on, the Junior Subordinated Debentures may be made (i) upon the occurrence of certain events of bankruptcy, insolvency or reorganization, (ii) if any Senior Indebtedness is not paid when due, (iii) if any other default has occurred pursuant to which the Holders of Senior Indebtedness have accelerated the maturity thereof and with respect to (ii) and
(iii), such default has not been cured or waived, or (iv) if the maturity of any series of Debt Securities has been accelerated, because of an event of default with respect thereto, which remains uncured. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the Holders of the Junior Subordinated Debentures are entitled to receive or retain any payment thereon. (Section 1502). Subject to the prior payment of all Senior Indebtedness, the rights of the Holders of the Junior Subordinated Debentures will be subrogated to the rights of the Holders of Senior
Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. (Section 1504).

     The term Senior Indebtedness is defined in the Indenture to mean all obligations (other than non-recourse obligations and the indebtedness issued under the Indenture) of, or guaranteed or assumed by, the Company for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than the Debt Securities), or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of the Company and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of this Indenture or subsequently incurred by the Company unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Debentures; provided that the Company's obligations under the Guarantee shall not be deemed to be Senior Indebtedness. (Section 101).

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of September 30, 1995, the Company had approximately $7.5 billion principal amount of indebtedness for borrowed money constituting Senior Indebtedness. In addition, as of September 30, 1995, there were approximately $84.610 million of contingent obligations constituting Senior Indebtedness where there exists a financially viable and unrelated primary obligor and where the risk of loss to Company is, in the opinion of the Company, remote.

     CONSOLIDATION, MERGER, AND SALE OF ASSETS

     Under the terms of the Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless (i) the corporation formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be a entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes the Company's obligations on all Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) the Company shall have delivered to the Debenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture (Section 1101).

     EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 60 days after written notice to the Company by the Debenture Trustee, or to the Company and the Debenture Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series outstanding under the Indenture as provided in the Indenture; (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; and (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable Federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors (Section 801).

     An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the Indenture.

     If an Event of Default due to the default in payment of principal of or interest on any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all series occurs and is continuing, then either the Trustee or the Holders of 33% in principal amount of the outstanding Debt Securities of such series may declare the principal of all of the Debt Securities of such series and interest accrued thereon to be due and payable immediately (subject to the subordination provisions of the Indenture). If an Event of Default due to the default in the performance of any other covenants or agreements in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the Trustee or the Holders of not less than 33% in principal amount of all outstanding Debt Securities, considered as one class, and not the Holders of the Debt Securities of any one of such series may make such declaration of acceleration (subject to the subordination provisions of the Indenture).

     At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

     (a) the Company has paid or deposited with the Debenture Trustee a sum sufficient to pay

         (1)  all overdue interest on all Debt Securities of such series;

         (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

         (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

         (4)  all amounts due to the Debenture Trustee under the Indenture;

     (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture (Section 802).

     Subject to the provisions of the Indenture relating to the duties of the Debenture Trustee in case an Event of Default shall occur and be continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debenture Trustee reasonable indemnity (Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of the Debenture Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with the Indenture. (Section 812).

     No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Debenture Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series,
(ii) the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to the Debenture Trustee, and such Holder or Holders have offered reasonable indemnity to the Debenture Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and
(iii) the Debenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security (Section 808).

     The Company will be required to furnish to the Debenture Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture (Section 606).

     MODIFICATION AND WAIVER

     Without the consent of any Holder of Debt Securities, the Company and the Debenture Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Indenture and in the Debt Securities; or (b) to add one or more covenants of the Company or other provisions for the benefit of the Holders of outstanding Debt Securities or to surrender any right or power conferred upon the Company by the Indenture; or (c) to add any additional Events of Default with respect to outstanding Debt Securities; or (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only (1) when the consent of the Holders of Debt Securities of such series has been obtained in accordance with the Indenture, or (2) when no Debt Securities of such series remain outstanding under the Indenture; or (e) to provide collateral security for all but not part of the Debt Securities; (f) to establish the form or terms of Debt Securities of any other series as permitted by the Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Debenture Trustee under the Indenture with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of all or any series; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series of Debt Securities shall be payable, (2) all or any series of Debt Securities may be surrendered for registration of transfer or exchange and
(3) notices and demands to or upon the Company in respect of Debt Securities and the Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect (Section 1201).

     The Holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by the Company with certain restrictive provisions of the Indenture (Section 607). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each outstanding Debt Security of such series affected (Section 813).

     Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Debenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment (Section
1201).

     Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Holders of such Debt Securities under the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of outstanding Debt Securities of all series so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt Security, (b) reduce the percentage in principal amount of the outstanding Debt Security of any series, (or, if applicable, in liquidation preference of QUIPS) the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Debt Security of such series, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Security of any series, without the consent of the Holder of each outstanding Junior Subordinated Debenture affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Debt Securities of any other series (Section 1202).

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the Holders of Debt Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities outstanding under the Indenture, determined without regard to this provision) shall be disregarded and deemed not to be outstanding.

     If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Debenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security (Section 104).

     RESIGNATION OF DEBENTURE TRUSTEE

     The Debenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Debenture Trustee and the Company. No resignation or removal of the Debenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Debenture Trustee appointed by Act of the Holders, if the Company has delivered to the Debenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture (Section 910).

     NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the security register therefor.

     TITLE

     The Company, the Debenture Trustee, and any agent of the Company or the Debenture Trustee, may treat the Person in whose name Debt Securities are registered as the absolute owner thereof (whether or not such Debt Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

     GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

     REGARDING THE DEBENTURE TRUSTEE

     The Debenture Trustee under the Indenture is The Bank of New York. In addition to acting as Debenture Trustee under the Indenture, The Bank of New York acts as trustee under the Company's Mortgage and Deed of Trust with respect to substantially all the properties of the Company, which secures the Company's first mortgage bonds. In addition, The Bank of New York acts as Property Trustee under the Trust Agreement and as Guarantee Trustee under the Guarantee and in the same capacities in respect of other trust subsidiaries of the Company. The Bank of New York (Delaware) acts as the Delaware Trustee under the Trust Agreement. See DESCRIPTION OF THE QUIPS -- "Concerning the Property Trustee."

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes certain United States federal income tax consequences of the ownership of QUIPS as of the date hereof and represents the opinion of Reid & Priest LLP, counsel to the Company, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with QUIPS held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding QUIPS as a part of a hedging or conversion transaction or a straddle, United States Holders (as defined herein) whose "functional currency" is not the U.S. dollar, or persons who are not United States Holders. In addition, this discussion does not address the tax consequences to persons who purchase QUIPS other than pursuant to their initial issuance and distribution. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (Code), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.

     PROSPECTIVE PURCHASERS OF QUIPS, INCLUDING PERSONS WHO ARE NOT UNITED STATES HOLDERS AND PERSONS WHO PURCHASE QUIPS IN THE SECONDARY MARKET, ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF QUIPS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

     UNITED STATES HOLDERS

     As used herein, a "United States Holder" means a Holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     CLASSIFICATION OF TU ELECTRIC CAPITAL

     Reid & Priest LLP, special counsel to the Company and TU Electric Capital, is of the opinion that, under current law and assuming full compliance with the terms of the Indenture and the instruments establishing TU Electric Capital (and certain other documents), TU Electric Capital will be classified as a "grantor trust" for federal income tax purposes and will not be classified as an association taxable as a corporation. Each Holder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Holder will be required to include in its gross income the OID accrued with respect to its allocable share of Junior Subordinated Debentures as described below. Investors should be aware that the opinion of Reid & Priest LLP does not address any other issue and is not binding on the Internal Revenue Service or the courts.

     CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     Based on the advice of its counsel, the Company believes and intends to take the position that the Junior Subordinated Debentures will constitute indebtedness for United States federal income tax purposes. No assurance can be given that such position will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. By purchasing and accepting QUIPS, each Holder covenants to treat the Junior Subordinated Debentures as indebtedness and the QUIPS as evidence of an indirect beneficial ownership in the Junior Subordinated Debentures. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

     ORIGINAL ISSUE DISCOUNT

     Under the terms of the Junior Subordinated Debentures, the Company has the option to defer payments of interest for up to 20 consecutive quarterly distribution payment periods and to pay as a lump sum at the end of such period all of the interest that has accrued during such period. During any such Extension Period, distributions on the QUIPS will also be deferred. Because of this option to extend the interest payment periods, all of the stated distribution payments on the QUIPS will be treated as OID. As a result, United States Holders will be required to accrue interest income even if they use the cash method of tax accounting. In the event of an Extension Period, a United States Holder will be required to continue to include OID in income on an economic accrual basis notwithstanding that TU Electric Capital will not make any distribution payments on the QUIPS during such Extension Period.

     RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF TU ELECTRIC CAPITAL

     Under certain circumstances, as described under the caption DESCRIPTION OF THE QUIPS -- "Tax Event Redemption on Distribution," Junior Subordinated Debentures may be distributed to Holders of QUIPS in exchange for the QUIPS and in liquidation of TU Electric Capital. Under current law, for United States federal income tax purposes, such a distribution would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such Holder's aggregate tax basis in its QUIPS. A United States Holder's holding period for the Junior Subordinated Debentures received in liquidation of TU Electric Capital would include the period during which such Holder held the QUIPS.

     Under certain circumstances, as described under the caption DESCRIPTION OF THE QUIPS -- "Redemption of QUIPS," the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to Holders of QUIPS in redemption of the QUIPS. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the QUIPS, and a Holder would recognize gain or loss as if such Holder had sold such redeemed QUIPS. See "Sale, Exchange and Redemption of the QUIPS."

     SALE, EXCHANGE AND REDEMPTION OF THE QUIPS

     Upon the sale, exchange or redemption of QUIPS, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or redemption and such Holder's adjusted tax basis in the QUIPS. A United States Holder's adjusted tax basis will, in general, be the issue price of the QUIPS, increased by the OID previously included in income by the United States Holder and reduced by any distributions on the QUIPS. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption, the QUIPS have been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

     Subject to the qualification discussed below, income on the QUIPS will be reported to holders on Forms 1099, which should be mailed to such holders by January 31 following each calendar year.

     TU Electric Capital will be obligated to report annually to Cede & Co., as holder of record of the QUIPS, the OID related to the Junior Subordinated Debentures that accrued during the year. TU Electric Capital currently intends to report such information on Form 1099 prior to January 31, following each calendar year. The Underwriters have indicated to TU Electric Capital that, to the extent that they hold QUIPS as nominees for beneficial holders, they currently expect to report the OID that accrued during the calendar year on such QUIPS to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of QUIPS who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to TU Electric Capital. TU Electric Capital, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of QUIPS who hold their QUIPS through the Underwriters will receive Forms 1099 reflecting the income on their QUIPS from such nominee holders rather than from TU Electric Capital.

     Payments made in respect of, and proceeds from the sale of, QUIPS (or Junior Subordinated Debentures distributed to holders of QUIPS) may be subject to "backup" withholding tax of 31% unless the holder complies with certain identification requirements or fails to report in full dividend and interest income. Any withheld amounts will be allowed as a refund or a credit against the holder's United Stated federal income tax liability, provided the required information is provided to the Internal Revenue Service.

     These information reporting and backup withholding tax rules are subject to temporary Treasury Regulations. Accordingly, the application of such rules to the QUIPS could be changed.

                                     EXPERTS

     The financial statements and financial statement schedules included in the 1994 10-K, incorporated herein by reference, have been audited by Deloitte &
Touche LLP, Independent Auditors, as stated in their report included in such 1994 10-K, and have been incorporated by reference herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information included in the Company's Quarterly Reports on Form 10-Q incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. However, as stated in any of their reports that are included in the Company's Quarterly Reports on Form 10-Q, incorporated herein by reference, they did not audit and they do not express an opinion on that interim financial information. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the 1933 Act for any of its reports on such unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement filed under the 1933 Act with respect to the QUIPS prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

     The statements made in the Company's latest Annual Report on Form 10-K under Part I, Item 1 -- Business- Regulation and Rates and Environmental Matters, incorporated herein by reference, have been reviewed by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, General Counsel for the Company. All of such statements are set forth or incorporated by reference herein in reliance upon the opinion of that firm given upon their authority as experts. At June 30, 1995, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 47,000 shares of the common stock of Texas Utilities. Statements as to United States federal income taxation under CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES herein have been passed upon for the Company and TU Electric Capital by Reid & Priest LLP, New York, New York, of counsel to the Company.

                                    LEGALITY

     Certain matters of Delaware law relating to the validity of the QUIPS, the enforceability of the Trust Agreement and the creation of TU Electric Capital are being passed upon by Richards, Layton & Finger, Special Delaware counsel for the Company and TU Electric Capital. The legality of the other securities offered hereby will be passed upon for the Company and TU Electric Capital by Worsham, Forsythe & Wooldridge, L.L.P. and by Reid & Priest LLP, and for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. However, all matters pertaining to incorporation of the Company and all other matters of Texas law will be passed upon only by Worsham, Forsythe & Wooldridge, L.L.P.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Company and TU Electric Capital have agreed that TU Electric Capital will issue and sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co., and are acting as Representatives, has severally agreed to purchase from TU Electric Capital the respective number of QUIPS set forth opposite its name below:

                                                         Number of
                    Underwriters                           QUIPS
                    ------------                         ---------
Goldman, Sachs & Co.................................

Total...............................................    ============

     Suject to the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the QUIPS offered hereby, if any are taken.

     The Underwriters propose to offer the QUIPS in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $. per unit of QUIPS. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $. per unit of QUIPS to certain brokers and dealers. After the QUIPS are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     In view of the fact that the proceeds of the sale of the QUIPS will be used to purchase the Junior Subordinated Debentures, the Underwriting Agreement provides that the Company will pay as compensation, for the Underwriters' arranging the investment therein of such proceeds, an amount of $ per unit of QUIPS for the accounts of the several Underwriters.

     Prior to this offering, there has been no public market for the QUIPS. Application will be made to list the QUIPS on the NYSE. In order to meet one of the requirements for listing the QUIPS on the NYSE, the Underwriters will undertake to sell lots of 100 or more QUIPS to a minimum of 400 beneficial holders. Trading of the QUIPS on the NYSE is expected to commence within a seven-day period after the initial delivery of the QUIPS. The Representatives have advised the Company that they intend to make a market in the QUIPS prior to commencement of trading on the NYSE, but are not obligated to do so and may discontinue any such market making at any time without notice.

     The  Company  and  TU  Electric   Capital  have  agreed  to  indemnify  the
Underwriters against certain liabilities, including liabilities under the 1933 Act.

     Goldman, Sachs & Co. is acting as dealer manager in a pending exchange offer by the Company and engages in transactions with, and from time to time has performed services for, the Company in the ordinary course of business.

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================================================================================     =============================================

     No  person  has been  authorized  to give any  information  or to make any representations  other than those  contained in this Prospectus and, if given or
made, such information or representations must not be relied upon as having been                      -------------
authorized.  This  Prospectus  does  not  constitute  an  offer  to  sell or the
solicitation  of an  offer  to buy any  securities  other  than  the  securities                         QUIPS
described  in this  Prospectus  or an offer to sell or the  solicitation  of any
offer  to buy such  securities  in any  circumstances  in  which  such  offer or                TU ELECTRIC CAPITAL III
solicitation  is unlawful.  Neither the delivery of this Prospectus nor any sale
made hereunder shall, under any  circumstances,  create any implication that the                       CUMULATIVE
information  contained herein or therein is correct as of any time subsequent to               QUARTERLY INCOME PREFERRED
the date of such information.                                                                          SECURITIES

                            ------------------------                                            GUARANTEED TO THE EXTENT
                                                                                                  SET FORTH HEREIN BY


                                TABLE OF CONTENTS                                                   TEXAS UTILITIES
                                                                     Page                          ELECTRIC COMAPNY
                                                                     ----
Incorporation of Certain Documents
  by Reference......................................................... 2

Available Information.................................................. 2

Prospectus Summary..................................................... 4

Risk Factors........................................................... 6                        -------------------

The Company............................................................ 9                            PROSPECTUS

TU Electric Capital.................................................... 9                        -------------------

Summary Financial Information......................................... 10

Rate Proceedings...................................................... 11                        GOLDMAN, SACHS & CO.
                                                                                                 --------------------
Use of Proceeds....................................................... 12                        --------------------
                                                                                                 --------------------
Description of the QUIPS.............................................. 12                        --------------------
                                                                                           REPRESENTATIVES OF THE UNDERSRITERS
Description of the Guarantee.......................................... 21

Description of the Junior Subordinated
 Debentures........................................................... 23

Certain United States Federal Income
  Tax Consequences.................................................... 31

Experts............................................................... 33

Legality.............................................................. 33

Underwriting.......................................................... 34

==========================================================================     ===================================================


                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The  following  table sets  forth the  expenses  payable by the  Company in
connection  with  the  issuance  and   distribution  of  the  securities  to  be
registered.

     Filing fee - Securities and Exchange Commission..........   $40,000.00
     Fees of the Trustee......................................    35,000.00*
     Fees of Company's counsel
         Worsham, Forsythe & Wooldridge, L.L.P................    75,000.00*
         Reid & Priest LLP....................................    75,000.00*
         Richards, Layton & Finger............................    25,000.00*
     Auditors' fees...........................................    25,000.00*
     Rating agencies' fees....................................   120,000.00*
     Printing, including Registration Statement,
         prospectuses, exhibits, etc..........................    25,000.00*
     Miscellaneous............................................    25,000.00*
                                                                -----------
     Total expenses...........................................  $445,000.00*
                                                                ===========

------------------

*    Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article  IX  of  the  Restated  Articles  of   Incorporation-of-the-Company
provides as follows:

          "The Corporation shall reimburse or indemnify any former, present or future director, officer or employee of the Corporation, or any person who mayShaveUserved at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) from and against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceedingmto,bealiableCbecause he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

          "No former, present or future director, officer or employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approvedebyaanyeordertor ordersrissued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

          "The foregoing rights shall not be exclusive of other rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this
     Article IX, the Corporation may indemnify and insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

     Article 2.02-1 of the Texas Business Corporation Act permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.

     Article X of the Articles of Incorporation of the Company provides as follows:

                  "A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director for:

                  (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

                  (b) an act or omission not in good faith that constitutes a breach of duty of a director to the Corporation or an act or omission that involved intentional misconduct or a knowing violation of the law;

                  (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                  (d) an act or omission for which the liability of a director is expressly provided for by statute.

     If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification."

     Section 18 of the Company's bylaws provides as follows:

                  "Section 18. Insurance, Indemnification and Other Arrangements. Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the
     Corporation or is or was serving another entity at the request of the Corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 18 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

     The Company has entered into agreements with its officers and directors which provide, among other things, for their indemnification by the Company to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

     The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses.

Item 16. Exhibits.

             Previously Filed*
          ----------------------
          With
          File            As
Exhibit   Number        Exhibit
-------   -------       -------

   1(a)                         --  Form of Underwriting Agreement.
   3(a)   0-11442      3(a)     --  Restated Articles of Incorporation of the
                                    Company
          Form 10-K
          1993
   3(b)   33-64694     4(c)     --  Bylaws of the Company, as amended.

   3(c)                         --  Trust Agreement relating to the QUIPS.
   4(a)                         --  Form of Amended and Restated Trust Agreement
                                    relating to the QUIPS.
   4(b)   33-63031     4(b)     --  Form of Indenture relating to the Junior
                                    Subordinated Debentures.
   4(c)                         --  Form of Guarantee Agreement.
   4(d)                         --  Form of Agreement as to Expenses and
                                    Liabilities.
   4(e)                         --  Form of Officers' Certificate establishing
                                    Debentures.
   4(f)                         --  Form of QUIPS.
   5(a)                         --  Opinion of Worsham, Forsythe & Wooldridge,
                                    L.L.P., General Counsel for the Company.
   5(b)
   and 8                        --  Opinion of Reid & Priest LLP, of counsel to
                                    the Company.
   5(c)                         --  Opinion of Richards, Layton & Finger,
                                    Special Delaware Counsel to the Company and
                                    TU Electric Capital.
  12(a)   33-63031    12(a)     --  Computation of Ratio of Earnings to Fixed
                                    Charges of the Company.
  12(b)   33-63031    12(b)     --  Computation of Ratio of Earnings to Fixed
                                    Charges and Preferred Dividends of the
                                    Company.
  15                            --  Letter of Deloitte & Touche LLP regarding
                                    unaudited condensed interim financial
                                    information.
  23(a)                         --  Independent Auditors' Consent.
  23(b)                         --  Consents of Worsham, Forsythe & Wooldridge,
                                    L.L.P., Reid & Priest LLP and Richards,
                                    Layton & Finger are contained in Exhibits
                                    5(a), 5(b) and 5(c), respectively.
  24                            --  Power of Attorney.
  25(a)                         --  Statement on Form T-1 of The Bank of New
                                    York relating to Amended and Restated Trust
                                    Agreement.
  25(b)                         --  Statement on Form T-1 of The Bank of New
                                    York relating to Indenture.
  25(c)                         --  Statement on Form T-1 of The Bank of New
                                    York relating to Guarantee Agreement.
---------------------------

*Incorporated herein by reference.


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (3) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANTS WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANTS HEREBY ALSO APPOINT EACH SUCH AGENT FOR SERVICE AS THEIR ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN THEIR NAMES AND ON THEIR BEHALF.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 14TH DAY OF NOVEMBER, 1995.


                                             TEXAS UTILITIES ELECTRIC COMPANY

                                             BY  /s/ Erle Nye
                                               --------------------------------
                                               (ERLE NYE, CHAIRMAN OF THE BOARD
                                                     AND CHIEF EXECUTIVE)



     PURSUANT  TO  THE   REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

     SIGNATURES                               TITLE                DATE
     ----------                               -----                ----

  /s/ Erle Nye
-------------------------------------   PRINCIPAL EXECUTIVE   NOVEMBER 14, 1995
  (ERLE NYE, CHAIRMAN OF THE BOARD      OFFICER AND DIRECTOR
       AND CHIEF EXECUTIVE)


  /s/ H. Dan Farell
--------------------------------------   PRINCIPAL FINANCIAL  NOVEMBER 14, 1995
(H. DAN FARELL, SENIOR VICE PRESIDENT)   OFFICER AND DIRECTOR


  /s/ Marc D. Moseley
--------------------------------------   PRINCIPAL ACCOUNTING NOVEMBER 14, 1995
    (MARC D. MOSELEY, CONTROLLER)        OFFICER


  /s/ J. S. Farrington
--------------------------------------   DIRECTOR             NOVEMBER 14, 1995
           (J.S. FARRINGTON)


  /s/ T. L. Baker
--------------------------------------   DIRECTOR             NOVEMBER 14, 1995
              (T.L. BAKER)


  /s/ H. Jarrell Gibbs
--------------------------------------   DIRECTOR             NOVEMBER 14, 1995
            (H. JARRELL GIBBS)


  /s/ John U. Martin
--------------------------------------   DIRECTOR             NOVEMBER 14, 1995
             (JOHN U. MARTIN)


  /s/ Michael D. Spence
--------------------------------------   DIRECTOR             NOVEMBER 14, 1995
           (MICHAEL D. SPENCE)


  /s/ W. M. Taylor
--------------------------------------   DIRECTOR             NOVEMBER 14, 1995
              (W. M. TAYLOR)


  /s/ E. L. Watson
--------------------------------------   DIRECTOR             NOVEMBER 14, 1995
               (E. L. WATSON)


  /s/ Michael J. McNally
--------------------------------------   DIRECTOR             NOVEMBER 14, 1995
            (MICHAEL J. MCNALLY)


                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 14th DAY OF NOVEMBER, 1995.


                                            TU ELECTRIC CAPITAL III


                                            BY: /s/ Michael Perkins
                                                ----------------------------
                                                Michael Perkins, not in his
                                                  individual capacity but
                                                  solely as Trustee

                            EXHIBIT INDEX

     Exhibit
     -------

       1(a)          Form of Underwriting Agreement

       3(c)          Trust Agreement relating to the QUIPS

       4(a) Form of Amended and Restated Trust Agreement relating to the QUIPS

       4(c)          Form of Guarantee Agreement

       4(d)          Form of Agreement as to Expenses and Liabilities

       4(e)          Form of Officers' Certificate establishing
                     Debentures

       4(f)          Form of QUIPS

       5(a) Opinion of Worsham, Forsythe & Wooldridge, L.L.P., General Counsel for the Company

       5(b)
       and 8 Opinion of Reid & Priest LLP, of counsel to the Company

       5(c) Opinion of Richards, Layton & Finger, Special Delaware Counsel to the Company and TU Electric Capital

       15 Letter of Deloitte & Touche LLP regarding unaudited condensed interim financial information

       23(a)         Independent Auditors' Consent

       25(a) Statement on Form T-1 of The Bank of New York relating to Amended and Restated Trust Agreement

       25(b) Statement on Form T-1 of The Bank of New York relating to Indenture

       25(c) Statement on Form T-1 of The Bank of New York relating to Guarantee Agreement